                                                                   EXHIBIT 10.26

                                           *** TEXT OMITTED AND FILED SEPARATELY
                                    PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST
                                            UNDER 17 C.F.R. SECTION 200.80(b)(4)
                                               AND RULE 406 UNDER THE SECURITIES
                                                         ACT OF 1933, AS AMENDED

                                                                    CONFIDENTIAL

                             COLLABORATION AGREEMENT

      THIS COLLABORATION AGREEMENT (the "AGREEMENT") is effective as of March 18, 2004 (the "EFFECTIVE DATE") by and between STRUCTURAL GENOMIX, INC., a Delaware corporation located at 10505 Roselle Street, San Diego, CA 92121 ("SGX"), and SERONO INTERNATIONAL SA, a corporation organized under the laws of Switzerland, located at 15bis chemin des Mines, 1202 Geneva, Switzerland ("SERONO"). SGX and Serono may be referred to herein individually as a "Party" and collectively as the "Parties."

                                   BACKGROUND

      WHEREAS, SGX has expertise in the field of structure directed drug discovery; and

      WHEREAS, Serono is in the business of, and has expertise in, developing, manufacturing and commercializing biotechnology products; and

      WHEREAS, SGX and Serono wish to enter into a collaborative research program to develop early lead compounds against certain Serono drug targets;

      NOW, THEREFORE, in consideration of the foregoing premises and the covenants, agreements and promises contained in this Agreement, the Parties hereby agree as follows:

1.    DEFINITIONS

      1.1 "Affiliate" means, with respect to a Party hereto, a corporation, company or other entity that controls, is controlled by or under common control with such Party. The term "control" means the direct or indirect possession of the power to direct or cause the direction of the management and policies of a party, whether through the ownership of voting securities, by contract or otherwise. Control will be presumed if a party owns, either of record or beneficially, more than fifty percent (50%) of the outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) of a corporation, company or other entity. Such corporation, company or other entity shall be deemed to be an Affiliate only so long as such control exists.

      1.2 "Collaboration" means the research collaboration performed by the Parties pursuant to Section 2.1.

      1.3   "Collaboration Plan" shall have the meaning ascribed in Section 2.1.

      1.4 "Collaboration Product" means any Product that incorporates an Early Lead Compound.

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                                                                    CONFIDENTIAL

      1.5 "Collaboration Technology" means Patents and Know-How which are made, conceived or reduced to practice or otherwise discovered or developed by or on behalf of Serono or SGX, or jointly by or on behalf of Serono and SGX, during and in the performance of the Collaboration.

      1.6 "Commercially Reasonable Efforts" means efforts to develop or commercialize a product consistent with those efforts Serono would devote, with the exercise of prudent scientific and business judgment, to a product at a similar stage of development resulting from its own research efforts, that has similar commercial potential, a similarly sized market and faces a similar competitive environment, based on conditions then prevailing.

      1.7   "Confidential Information" shall have the meaning ascribed in
Section 6.1.

      1.8 "Controls" or "Controlled" means possession of the legal right of a Party to grant the licenses or sublicenses as provided for herein or to otherwise disclose proprietary or trade secret information to the other Party, without violating the terms of any agreement or other arrangement with a Third Party or misappropriating or infringing the proprietary or trade secret information of a Third Party.

      1.9 "Early Lead Compound" means (a) the [...***...] identified in the course of the Collaboration from an [...***...] or an [...***...], with the following characteristics: [...***...], which have been identified in the course of the Collaboration from an [...***...] or an [...***...], with the characteristics ([...***...]) through ([...***...]) above, and which the [...***...]; and (c) [...***...] identified in the course of the Collaboration from the same [...***...] to which the [...***...] in clauses (a) and (b) belong that have the characteristics described in clauses ([...***...]) through ([...***...]) above.

      1.10  "Early Lead Patent" shall have the meaning ascribed in Section
5.2(b).

      1.11 "Elaborated Fragment" means a compound identified in the course of the Collaboration from an Initial Fragment Hit with the following characteristics: (i) [...***...]; and (ii) [...***...].

      1.12 "First Commercial Sale" means the first sale of a Product to a Third Party in any country after all required marketing and pricing and/or pricing reimbursement approvals for such country have been obtained, other than a transfer or disposition (whether or not for consideration) of such Product for charitable or promotional purposes or for preclinical, clinical, manufacturing, regulatory or governmental purposes.

                                             ***CONFIDENTIAL TREATMENT REQUESTED

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                                                                    CONFIDENTIAL

      1.13 "GLP" means the standards set forth in the current Good Laboratory Practices regulations promulgated by the U.S. Food and Drug Administration, published at C.F.R. Part 58, as such regulations may be amended from time to time, and equivalent foreign regulations or standards as applicable.

      1.14 "IND" means an Investigational New Drug application filed with the U.S. Food and Drug Administration pursuant to 21 C.F.R. Part 312, or any corresponding foreign application, registration or certification.

      1.15 "Initial Fragment Hit" means a compound from the SGX FAST(TM) screening library shown in a co-crystal structure determined in the course of the Collaboration to be bound to a Serono Target.

      1.16 "Initial Structure" means a [...***...] of a Serono Target which has the following characteristics: [...***...].

      1.17  "Joint Patent" shall have the meaning ascribed in Section 5.2(b).

      1.18  "JSC" shall have the meaning ascribed in Section 2.7.

      1.19 "Know-How" means all inventions (whether patentable or not), instructions, designs, formulas, software, materials, compositions, methods, processes, techniques, improvements, trade secrets, information and data.

      1.20 "Milestone" means any or each of the milestone events described in Sections 3.2 and 3.4.

      1.21 "Net Sales" means the total amount received by Serono or its Affiliates or sublicensees, as the case may be, for sales of Products to Third Parties (other than sublicensees) in arm's length transactions, less: (i) ordinary and customary prompt payment and other trade or quantity discounts actually allowed and taken; (ii) credits or allowances actually granted for damaged goods, recalls, returns or rejections of Products or for retroactive price reductions; (iii) charge back payments, reimbursements and rebates, including government-mandated rebates (including Medicaid rebates); (iv) freight, postage and duties (including insurance premiums) actually incurred; and (v) excise taxes, other consumption taxes, customs duties and compulsory payments to governmental authorities actually paid and separately identified on the invoice or other documentation maintained in the ordinary course of business. A "sale" shall include any transfer or other disposition for consideration, and Net Sales shall include the fair market value of all other consideration received by Serono or its Affiliates or sublicensees in respect of any grant of rights to make, use, sell or otherwise distribute Products, whether such consideration is in cash, payment in kind, exchange or other form. Transfers or dispositions, whether or not for consideration, of Products for charitable or promotional purposes or for preclinical, clinical, manufacturing, regulatory or governmental purposes shall not be deemed "sales." For clarification, sale of a Product by Serono, its Affiliates

                                             ***CONFIDENTIAL TREATMENT REQUESTED

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                                                                    CONFIDENTIAL

or sublicensees to another of these entities for resale by such entity to a Third Party shall not be deemed a sale for purposes of calculating "Net Sales" hereunder, but the sale of such Product by such entity to such Third Party shall be deemed to be a sale by such entity of a Product for purposes of calculating Net Sales hereunder.

If a Product is sold in the form of a combination product containing one or more products or active ingredients, devices, equipment or components which are themselves not Products (a "Combination Product"), then for the purpose of calculating royalties owed under this Agreement on sales of the Combination Product, Net Sales shall be calculated as follows: first, Serono shall determine the actual Net Sales of such Combination Product (calculated using the above described deductions) and then such amount shall be multiplied by the fraction A/(A+B), where A is the invoice price or fair market value, whichever is greater, of the actual Product component of such Combination Product, and B is the total invoice price(s) or fair market value, whichever is greater, of the other product(s) or active ingredients, devices, equipment or components of such Combination Product.

      1.22 "Patents" means patent applications filed in any country worldwide, including provisionals, utilities, continuations, continuations-in-part, divisionals, and substitutions thereof, any patents issued on such applications as well as any reissue, reexamination, and renewal thereof, any extensions of term, registrations or confirmation of such patents or patent of addition based on any such patent, and all foreign counterparts of any of the foregoing.

     1.23 "Phase II Trial" and "Phase III Trial" means Phase II and Phase III human clinical trials conducted in conjunction with the U.S. Food and Drug Administration marketing approval process for a product, as more fully defined in 21 C.F.R. Section 312.21(b) and (c), respectively, and (ii) equivalent human clinical trials conducted pursuant to similar requirements in other countries in the world.

      1.24 "Product" means any product developed by or on behalf of Serono or its permitted sublicensees that incorporates or is derived from an Early Lead Compound.

      1.25  "Project Team" shall have the meaning ascribed in Section 2.7.

      1.26 "Regulatory Approval" means the approval of a Regulatory Authority necessary for the marketing and sale of a pharmaceutical or biotechnology product in the United States, one or more countries in the European Union or Japan.

      1.27 "Regulatory Authority" means (a) the U.S. Food and Drug Administration or (b) any regulatory body with similar regulatory authority in any other jurisdiction anywhere in the world.

      1.28  "Royalty Term" shall have the meaning ascribed in Section 3.6.

      1.29 "Serono Background Technology" means all Patents and Know-How owned or Controlled by Serono which are: (a) existing on the Effective Date or discovered or developed during the Term of the Collaboration (i) outside of the


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                                                                    CONFIDENTIAL

Collaboration or (ii) within the Collaboration but are of general application (for example, have application to other proteins in addition to the Serono Targets); and (b) necessary for the conduct of the Collaboration. Any Serono Background Technology shall be deemed Confidential Information of Serono subject to the rights and obligations set forth in Article 6 hereunder.

      1.30 "Serono Co-Crystal Structure" means the [...***...] of the [...***...] of a [...***...] with a [...***...], made in the course of the
Collaboration, which has the following characteristics: (i) [...***...] (i.e., the last [...***...] or is [...***...]); (ii) [...***...] in the [...***...];
(iii) [...***...]% [...***...] and [...***...]% in the [...***...]; (iv)
[...***...]; (v) [...***...] ([...***...]) [...***...] and (vi) [...***...] of
the [...***...] of the [...***...] is [...***...] a [...***...].

      1.31 "Serono Compound" means an active small molecule ligand that is provided by Serono to SGX for inclusion in the Collaboration that is not publicly known to bind to, inhibit or modulate the Serono Target to which it is intended to be bound under the Collaboration.

      1.32 "Serono Materials" means the biological and chemical materials embodying Serono Targets, Serono Compounds and any protein, clone or vector used to express Serono Targets, in each case, which are owned or Controlled by Serono. Any Serono Materials shall be deemed Confidential Information of Serono subject to the rights and obligations set forth in Article 6 hereunder.

      1.33 "Serono Target(s)" means the protein targets listed in the attached Exhibit A, as this Exhibit may be amended from time to time under Section 2.4.

      1.34 "SGX Background Technology" means all Patents and Know-How owned or Controlled by SGX which are (a) existing on the Effective Date or discovered or developed during the Term of the Collaboration (i) outside of the Collaboration or (ii) within the Collaboration but are of general application (for example, have application to other proteins in addition to the Serono Targets); and (b) necessary for the conduct of the Collaboration. Any SGX Background Technology shall be deemed Confidential Information of SGX subject to the rights and obligations set forth in Article 6 hereunder.

      1.35 "SGX Co-Crystal Structure" means a [...***...] of the [...***...] of a [...***...] with an [...***...], an [...***...] or an [...***...], made in the course of the Collaboration, which has the following characteristics: (i) [...***...] (i.e., the [...***...] or is [...***...]); (ii) [...***...] in the
[...***...]; (iii) [...***...]% [...***...]and [...***...]% in the [...***...];
(iv) [...***...]; (v) [...***...] ([...***...]) [...***...] and (vi) the
[...***...] of the [...***...] of the [...***...], [...***...] or [...***...] is
[...***...] in a [...***...].

                                             ***CONFIDENTIAL TREATMENT REQUESTED

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                                                                    CONFIDENTIAL

      1.36 "SGX Materials" means the biological and chemical materials embodying any Initial Structure, SGX Co-Crystal Structure, Serono Co-Crystal Structure or Early Lead Compound, in each case which are owned or Controlled by SGX and are developed in the course of the Collaboration. Any SGX Materials shall be deemed Confidential Information of SGX subject to the rights and obligations set forth in Article 6 hereunder.

      1.37 "Term of the Collaboration" means the period commencing on the Effective Date, and terminating twenty-four (24) months thereafter, unless extended by mutual agreement of the Parties.

      1.38 "Third Party or Third Parties" means any individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or government or political subdivision thereof other than Serono or SGX or their respective Affiliates.

      1.40 "Valid Claim" means a claim of an issued and unexpired patent, which has not been held invalid or unenforceable by a court or other governmental agency of competent jurisdiction, after any applicable appeal, or time for appeal, is concluded, and which has not lapsed, been abandoned, withdrawn, canceled, disclaimed or admitted to be invalid or unenforceable through reissue, reexamination or otherwise.

2.    COLLABORATION.

      2.1 Collaboration. Subject to the terms and conditions of this Agreement, Serono and SGX will use commercially reasonable and diligent efforts to conduct the Collaboration in accordance with the collaboration plan attached to this Agreement as Exhibit A (the "Collaboration Plan") including the timeline set forth therein. The Parties shall begin the performance of the Collaboration promptly following the Effective Date but no later than thirty (30) days thereafter. SGX shall have principal responsibility for the conduct of the Collaboration, and Serono shall provide consultation, advice and such research effort as may be deemed appropriate by the JSC and accepted by Serono. The JSC shall review and coordinate each Party's activities with respect to the Collaboration.

      2.2 Provision of Serono Materials and Background Technology. At Serono's discretion, promptly following the Effective Date and during the Term of the Collaboration, Serono will provide SGX, at Serono's expense, with reasonable quantities of such available Serono Materials and other Serono Background Technology as are necessary for the conduct of the Collaboration by SGX; PROVIDED, HOWEVER, that Serono is able to provide such Serono Materials and Serono Background Technology without paying any royalties or other fees to Third Parties.

      2.3 Provision of SGX Materials, SGX Background Technology and Collaboration Technology. Subject to payment by Serono to SGX under Sections 3.2(a), (d), (e) or (f) for achievement of the applicable Milestone, SGX will promptly provide Serono with reasonable quantities of SGX Materials, and with the SGX Background


                                  Page 6 of 41
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                                                                    CONFIDENTIAL

Technology and Collaboration Technology associated with such Milestone, including those deliverables set forth on Exhibit B, to the extent reasonably necessary for Serono to conduct research and development activities. SGX will have no obligation to provide quantities of SGX Materials to Serono with respect to the Initial Structures and SGX Co-Crystal Structures that are the subjects of such Milestones beyond the quantities required for Serono to reproduce such Initial Structures and SGX Co-Crystal Structures. Serono will not provide SGX Materials to any Third Party without SGX's prior written consent. The SGX Materials will be delivered to Serono Ex Works (Incoterms 2000). Nothing in this
Section 2.3 shall be construed as affecting in any way the scope of the licenses granted to Serono under Section 4.1.

      2.4 Designation of Additional Targets. Prior to the first anniversary of the Effective Date, Serono may in its discretion, nominate by written notice to SGX up to an additional [...***...] ([...***...]) protein targets which Serono would like to include in The Collaboration. SGX will have a period of two (2) weeks from receipt of such notice to reject (in writing) the inclusion of such nominated proteins if any such protein is the subject of an existing research program at SGX, if SGX has existing contractual obligations to a Third Party with respect to such protein that would prevent its inclusion in the Collaboration or otherwise reasonably determines in good faith that such inclusion would present a conflict of interest for SGX, or if SGX reasonably determines in good faith that determination of an Initial Structure with respect to such protein is unlikely to be completed with the resources and timelines contemplated under this Collaboration (and in such event, SGX will provide Serono with an explanation of the basis for such determination). Any protein nominated by Serono and not rejected by SGX under this Section 2.4 will be deemed a Serono Target. In the event any protein is rejected by SGX, then Serono may nominate a replacement protein target in accordance with the terms of this
Section 2.4; PROVIDED, HOWEVER, that such nomination may occur after the [...***...] anniversary of the Effective Date.

      2.5 Determination of Serono Co-Crystal Structures. In the event that during the Term of the Collaboration Serono desires SGX to perform co-crystallization of any Serono Targets with Serono Compounds, Serono will provide SGX with at least thirty (30) days prior written notice and thereafter will provide SGX with batches of at least [...***...] ([...***...]) Serono Compounds per batch, which may be directed to any one or more of the Serono Target(s) indicated in such notice, and upon receipt of each batch of [...***...] ([...***...]) such Serono Compounds, SGX will use commercially reasonable and diligent efforts to perform co-crystallization in accordance with the Collaboration Plan within thirty (30) days of such receipt. Each Serono Compound provided under this Section 2.5 wILL be provided in an amount of at least five (5) milligrams and will have the following characteristics: (i) solubility > 5mM in DMSO and (ii) potency against the Serono Target of <10mM. Upon completion of each Serono Co-Crystal Structure, SGX will promptly provide Serono with quantities of the SGX Materials associated with the Serono Co-Crystal Structure, and with the SGX Background Technology and Collaboration Technology associated with such Serono Co-Crystal Structure, including those deliverables set forth on Exhibit B, to the extent reasonably necessary for Serono to conduct research and development activities. SGX will have no obligation to provide quantities of SGX Materials to Serono with respect to the Serono Co-Crystal Structures

                                             ***CONFIDENTIAL TREATMENT REQUESTED

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
                                                                    CONFIDENTIAL

beyond the quantities required for Serono to reproduce such Serono Co-Crystal Structures. The Serono Co-Crystal Structures will be delivered to Serono Ex Works (Incoterms 2000). Prior to the expiration of the Term of the Collaboration, the Parties will discuss in good faith extending the Collaboration for [...***...] ([...***...]) [...***...] after the Term of the
Collaboration to permit SGX to perform co-crystallization of the additional Serono Targets designated pursuant to Section 2.4 with Serono Compounds to be proVIDED bY Serono. Nothing in this Section 2.5 shall be construed as affecting in any way the scope of the licenses granted to Serono under Section 4.1.

      2.6 Records; Reports. SGX shall prepare and maintain complete and accurate written records, accounts, notes, reports and data with respect to all work conducted in the performance of the Collaboration in conformity with standard industry practices. SGX shall notify Serono promptly upon the completion of an Initial Structure for a Serono Target or upon the determination of an SGX Co-Crystal Structure, and will provide the JSC, at its request, for its review, all information regarding such SGX Co-Crystal Structures which is reasonably required for the JSC to determine the achievement of Milestones. Promptly upon completion of the Collaboration, SGX shall provide a final written report of its activities during the Collaboration and the results thereof.

      2.7   Joint Steering Committee.

            (a) Establishment. SGX and Serono will establish a Joint Steering Committee ("JSC") to oversee the Collaboration promptly following the Effective Date but no later than fifteen (15) days thereafter.

            (b) Membership; Decisions. The JSC shall comprise two (2) representatives from Serono and two (2) representatives from SGX, designated by the Parties promptly following the Effective Date but no later than fifteen (15) days thereafter. Each Party may replace its JSC representatives at any time, with written notice to the other Party. Each Party shall have one vote on the JSC. The JSC will strive to reach consensus on any matters requiring a decision by it; PROVIDED, HOWEVER, that in the event of any dispute, the decision shall be made by [...***...] reasonably taking into consideration the position of [...***...].

            (c) Project Team. The JSC shall establish a project team (the "Project Team") comprising at least two (2) representatives from Serono and two
(2) representatives from SGX, designated by the Parties promptly following the Effective Date. The JSC may expand the size of the Project Team, in its sole discretion, provided that the Project Team shall always comprise an equal number of representatives from Serono and SGX. Each Party may replace its Project Team representatives at any time, with written notice to the other Party. The Project Team will direct the performance of the Collaboration and shall meet to discharge its responsibilities from time to time via videoconference or in person, as the Project Team may agree. Meetings of the Project Team may be held only if a quorum of at least one (1) representative of each Party participates. Within thirty (30) days of the end of each calendar quarter the Project Team shall submit a quarterly report to the JSC describing the performance of the Collaboration

                                             ***CONFIDENTIAL TREATMENT REQUESTED

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                                                                    CONFIDENTIAL

during such calendar quarter. Each Party will be responsible for paying its own expenses in connection with participating in the meetings of the Project Team.

            (d) Responsibilities. The JSC will review and supervise the performance of the Collaboration and supervise the Project Team. The JSC will be responsible for (i) monitoring research progress during the Collaboration and ensuring open exchange between the Parties with respect to Collaboration activities; (ii) designating compounds as Early Lead Compounds in accordance with the criteria in Section 1.9 and (iii) determining the achievement of Milestones under Section 3.2. Any changes to the Collaboration Plan which materially alter the nature or scope of the Collaboration must be agreed in writing by the Parties. SGX will not engage the services of any Third Party to perform any activities under the Collaboration outside of the United States without the prior approval of the JSC.

            (e) Meetings. The JSC shall meet via videoconference or in person, on a quarterly basis (alternating between San Diego, CA, U.S.A., and Geneva, Switzerland or as the JSC may otherwise agree), to discharge its responsibilities. Serono may also direct that any additional meetings are held that it reasonably believes are necessary for the optimal conduct of the Collaboration. Meetings of the JSC may be held only if a quorum of at least one
(1) representative of each Party participates. SGX will call the JSC meetings and will prepare the initial draft of an agenda for each meeting, which shall include the most recent report from the Project Team, and will submit the draft to Serono for comments a reasonable period before the scheduled meeting date. Except as provided above, each Party will be responsible for paying its own expenses in connection with participating in the meetings of the JSC. SGX shall prepare and deliver to the members of the JSC, within thirty (30) days after the date of each meeting, minutes of such meeting setting forth, among other things, all decisions of the JSC. Serono may suggest changes or amendments to the minutes, and may provide a supplement addressing activities at the meeting which are not reported in the minutes, which shall be distributed to the Parties and filed with the meeting minutes.

3.    CONSIDERATION

      3.1 Technology Access Payment. Within thirty (30) days of the Effective Date, Serono will pay, or cause to be paid, to SGX the sum of U.S.$100,000.

      3.2 Research Milestone Payments. Within sixty (60) days of the date of achievement of the applicable Milestone during the Term of the Collaboration, Serono will pay, or cause to be paid, to SGX the following non-refundable Milestone payments, on a Serono Target-by-Serono Target basis:

MILESTONES                                                  AMOUNT
----------                                                  ------
(a) Completion of [...***...] for a Serono Target           U.S. $[...***...] per Serono Target

                                             ***CONFIDENTIAL TREATMENT REQUESTED

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                                                                    CONFIDENTIAL


(b) Determination of an SGX Co-Crystal Structure            U.S. $[...***...] per Serono Target
containing the first [...***...] for a Serono Target

(c) Determination of an SGX Co-Crystal Structure            U.S. $[...***...] per Serono Target
containing the first [...***...] for a Serono Target

(d) Determination of an SGX Co-Crystal Structure            U.S. $[...***...] per Serono Target; PROVIDED,
containing the first [...***...] for a Serono Target        HOWEVER, if an [...***...] for a Serono Target is
                                                            identified directly from an [...***...], the payment
                                                            under this Section 3.2(d) will be U.S. $[...***...]

(e) Determination of a SGX Co-Crystal Structure for a       U.S. $[...***...] per Serono Target
 Serono Target containing the [...***...] as
described in Section 1.9 (b)

(f) Determination of a SGX Co-Crystal Structure for         U.S. $[...***...] per Serono Target
a Serono Target containing the [...***...] as
described in Section 1.9 (b)


      3.3 Serono Co-Crystal Payments. As consideration for the co-crystallization activities to be performed by SGX pursuant to Section 2.5, Serono will pay, or cause to be paid, to SGX U.S. $[...***...] for each batch of [...***...] ([...***...]) Serono compounds delivered to SGX pursuant to Section
2.5. SGX will invoice Serono on a quarterly basis for this amount upon delivery of the Serono Compounds, and Serono will pay SGX within sixty (60) days of receipt of such invoice.

      3.4 Development Milestones. Within sixty (60) days of achievement of each of the applicable Milestones, in consideration of the rights granted hereunder, Serono will pay, or cause to be paid, to SGX the following non-refundable Milestone payments for each Product, on a Product-by-Product basis:

MILESTONES                                                  AMOUNT
----------                                                  ------
(a) Initiation of [...***...]                               U.S. $[...***...]

(b) [...***...] of [...***...]                              U.S. $[...***...]

(c) The [...***...] of the [...***...] in a [...***...]     U.S. $[...***...]

(d) The [...***...] of the [...***...] in a [...***...]     U.S. $[...***...]

(e) [...***...] of  [...***...]                             U.S. $[...***...]

                                             ***CONFIDENTIAL TREATMENT REQUESTED

                                 Page 10 of 41
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                                                                    CONFIDENTIAL

Each Milestone payment under this Section 3.4 shall be due only if the Product achieving such Milestone is the first Product derived from its corresponding Early Lead Compound to achieve the Milestone associated with such payment and is either: (i) if directed primarily against a Serono Target, the first Product directed primarily against the Serono Target in connection with which its corresponding Early Lead Compound was identified, to achieve the Milestone associated with such payment, or (ii) if directed primarily against another target, the first Product directed primarily against such other target to achieve the Milestone associated with such payment.

      3.5 Royalties. In consideration of the rights granted hereunder, Serono shall pay, or cause to be paid, to SGX the greater of the following royalty payments, as applicable, on Net Sales on a Product-by-Product and country-by-country basis:

            (a) [...***...] percent ([...***...]%) of Net Sales of Products in the event that the use, import, offer for sale or sale of such Product is covered in such country by an Early Lead Patent made, conceived or reduced to practice solely by or on behalf of SGX; or

      (b) [...***...] percent ([...***...]%) of Net Sales of Products in the event that the use, import, offer for sale or sale of such Product is covered in such country by a Joint Patent.


Notwithstanding the above, in the event that there is no Valid Claim of a Patent that would be infringed by the use, import, offer for sale or sale of the applicable Product in a particular country, then Serono shall pay or cause to be paid to SGX [...***...] of the amounts otherwise due under subsections (a) and
(b) above for such Product in such country, and in the event that such a Valid Claim of a Patent subsequently issues, upon such issuance, Serono shall pay or cause to be paid to SGX [...***...] percent ([...***...]%) of the amounts due under subsections (a) and (b) above and, in the event Serono receives a [...***...] or [...***...] from a Third Party with respect to the Patent including such Valid Claim pursuant to 35 U.S.C. Section. 154(d) or analogous foreign rights, Serono shall further pay or cause to be paid to SGX the remaining [...***...] percent ([...***...]%) of the amounts due under subsections (a) and (b) above during the period from the [...***...] of the applicable Product to the date of the issuance of such Valid Claim. In addition, notwithstanding the foregoing, in the event that the use, import, offer for sale or sale of a Product is covered by an [...***...] in the United States, Japan and all countries in the European Union, then royalties shall be payable pursuant to subsection (a) above for each country in which such Product is used, imported, offered for sale or sold whether or not the use, import, offer for sale or sale of such Product is covered by an [...***...] in such country. Similarly, in the event that the use, import, offer for sale or sale of a Product is covered by a [...***...] in the United States, Japan and all countries in the European Union, then royalties shall be payable pursuant to subsection (b) above for each country in which such Product is used, imported, offered for sale or sold whether or not the use, import, offer for sale or sale of such Product is covered by a [...***...] in such country.


      3.6   Royalty Term. The obligation of Serono to pay royalties under
Section 3.5 with respect to a Product shall begin with the First Commercial Sale of such Product

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and continue for such Product, on a country-by-country basis, until the later of
(i) such time as there are no Valid Claims of an Early Lead Patent or Joint Patent in such country that would be infringed by the use, import, offer for sale or sale of such Product in such country or (ii) [...***...] ([...***...]) years after the First Commercial Sale of such Product in such country (such period the "Royalty Term").

      3.7 Third Party Royalties. In the event that Serono, its Affiliates or sublicensees are required to pay royalties to a Third Party for patent licenses necessary to use or practice Collaboration Technology covering Early Lead Compounds or SGX Co-Crystal Structures containing Early Lead Compounds for the purpose of making, using, selling, offering to sell or importing Products, Serono may offset up to [...***...] percent ([...***...]%) of such amounts due Third Parties against payments due SGX under Section 3.5 above; PROVIDED, HOWEVER, that Serono may not offset these amounts against more than [...***...] percent ([...***...]%) of the royalties otherwise due SGX in any calendar quarter. Any amount that has not been so offset may be offset against royalties due in subsequent calendar quarters, subject to the limitation set forth in the previous sentence.

      3.8 Withholding Taxes. SGX shall be responsible for any and all income or other taxes required to be withheld from any of the royalty and other payments made by Serono under this Agreement and shall provide Serono any information necessary to determine the taxes that should be withheld and paid. Any tax that Serono, its Affiliates or sublicensees are required to withhold and pay on behalf of SGX with respect to the royalties and other payments due under Sections 3.1 through 3.5 shall be deducted from and offset against said payments prior to remittance to SGX; PROVIDED, HOWEVER, that in regard to any tax so deducted, Serono shall give or cause to be given to SGX such assistance as may reasonably be necessary to enable SGX to claim exemption therefrom or credit therefor, and in each case, Serono shall furnish to SGX proper evidence of the taxes paid on its behalf. In the event that Serono [...***...] by a party located in a [...***...] or [...***...] and as a result [...***...] incremental to that which it would have incurred if such payments were made by a party located in the United States or [...***...], then Serono shall [...***...] to be [...***...] to the extent necessary so that the [...***...] after the [...***...] the [...***...] without the imposition of such [...***...].

      3.9 Reports; Payments. The royalties due under Section 3.5 shall be paid quarterly within sixty (60) days after the close of each calendar quarter in which such royalties are earned. With each such quarterly payment, Serono shall furnish SGX a royalty statement setting forth in reasonable detail on a country-by-country and Product-by-Product basis: (i) the total number of units of each Product sold hereunder for the quarterly period for which the royalties are due; (ii) the calculation of Net Sales pursuant to Section 1.19; (iii) the royalties due SGX in such calendar quarter; and (iv) details of payments (if any) to Third Parties pursuant to Third Party licenses as described in Section
3.7 above. For any calendar quarter after the First Commercial Sale of a Product, if no royalties are due, Serono shall so report. Any such quarterly report shall be deemed

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Confidential Information of Serono subject to the rights and obligations set forth in Article 6.

      3.10 Currency Conversion. All amounts required to be paid under this Agreement shall be paid in United States dollars. Royalties earned shall first be determined in the currency of the country in which they are earned and then converted to their equivalent in United States currency using the standard exchange rate methodology for the translation of foreign currency sales into United States dollars customarily used by Serono in its accounting practice.

      3.11 Late Payments. Any payments or portions thereof due hereunder which are not paid on the date such payments are due shall bear interest until paid at the rate equal to the lesser of the prime rate as reported by the Chase Manhattan Bank, New York, New York, plus [...***...] percent ([...***...]%) or the maximum amount permitted by law. This Section 3.11 shall in no way limit any other remedies available to SGX.

      3.12 Legal Restrictions. If at any time legal restrictions prevent the remittance by Serono of all or any part of royalties on Net Sales in any country, Serono shall have the right and option to make such payment by depositing the amount thereof in local currency to an account in the name of SGX in a bank or other depository in such country. Serono shall consult with SGX regarding, and promptly notify SGX of, any and all such arrangements.

      3.13 Audits. Serono shall maintain accurate books and records which enable the calculation of royalties payable under this Agreement to be verified. Serono shall maintain the books and records for each quarterly period for two
(2) years after the submission of the corresponding report under Section 3.9. Upon [...***...] ([...***...]) [...***...] prior notice to Serono, independent accountants selected by SGX, reasonably acceptable to Serono, may have access to Serono's books and records after executing a reasonable confidentiality agreement, during Serono's normal business hours at mutually agreed times to conduct a review or audit no more than once per calendar year, for the sole purpose of verifying the accuracy of Serono's payments and compliance with this Agreement. Records for any calendar year may only be audited once. The accounting firm shall report to SGX only whether there has been a royalty underpayment or overpayment and, if so, the extent thereof. Any such inspection shall be at SGX's expense; PROVIDED, HOWEVER, in the event that an inspection reveals an underpayment of [...***...] percent ([...***...]%) or more for any calendar year, Serono shall pay the costs of the inspection. Serono shall promptly pay to SGX any underpayment identified in such audit, with interest from the date such amount(s) were due at a rate equal to the lesser of the prime rate reported by the Chase Manhattan Bank, New York, New York, plus [...***...] percent ([...***...]%) or the maximum amount permitted by law. SGX shall promptly pay to Serono any overpayment identified in such audit.

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4.    LICENSES

      4.1 License to Serono. Subject to the terms and conditions of this Agreement, SGX hereby grants to Serono the following licenses:


            (a) an exclusive, worldwide, royalty-bearing license (with the right to grant sublicenses in accordance with Section 4.3 below) under SGX's interest in the Collaboration Technology (other than that which constitutes SGX Background Technology) covering Early Lead Compounds and SGX Co-Crystal Structures containing Early Lead Compounds to make, have made, use, import, offer for sale and sell Products.



            (b)   an exclusive, worldwide, perpetual, royalty-free license
(with the right to grant sublicenses in accordance with Section 4.3 below) under SGX's interest in the Collaboration Technology (other than that which constitutes SGX Background technology) covering Serono Co-Crystal Structures to practice and use such Collaboration Technology for any purpose.



            (c) a non-exclusive, worldwide, royalty-free license (with the right to grant sublicenses in accordance with Section 4.3 below) under SGX's interest in the Collaboration Technology (other than that which constitutes SGX Background Technology) covering Initial Structures to practice and use such Collaboration Technology for any purpose.



            (d) a non-exclusive, worldwide, royalty-free license (with the right to grant sublicenses in accordance with Section 4.3 below) under (i) SGX's interest in all SGX Background Technology to practice and use the SGX Background Technology solely to the extent necessary to reproduce Initial Structures, Serono Co-Crystal Structures and SGX Co-Crystal Structures containing Early Lead Compounds and to utilize Early Lead Compounds as contemplated under this Agreement and (ii) SGX's interest in SGX Background Technology developed in the course of the Collaboration to make, have made, use, import, offer for sale and sell Products.


      4.2 Cross Licenses. Each Party hereby grants to the other, a non-exclusive, non-transferable, royalty-free license to practice and use the Serono Background Technology, the SGX Background Technology and such Party's interest in the Collaboration Technology solely to conduct the Collaboration; PROVIDED, HOWEVER, that Serono is able to grant such license to the Serono Background Technology without paying any royalties or other fees to Third Parties.

      4.3 Sublicenses. Serono may sublicense the rights granted in Section 4.1(b), (c) and (d) with respect to Serono Co-Crystal Structures to its Affiliates and to Third Parties. Serono may sublicense the rights granted in Sections 4.1(a), (c) and (d) with respect to Products, Early Lead Compounds and SGX Co-Crystal Structures containing Early Lead Compounds to its Affiliates and to Third Parties. Each such sublicense granted by Serono shall be consistent with all of the terms and conditions of this Agreement. Serono as the sublicensor shall remain responsible for all of each such sublicensee's obligations under this Agreement.

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      4.4   Product Development. On or before January 1 of each year during the term of the Agreement, Serono will provide SGX with a written report summarizing its activities in connection with the development of Products. Serono will provide prompt written notice to SGX of the achievement of Milestones under
Section 3.4.


      4.5 Diligence. With respect to each Serono Target, Serono will use, or cause to be used, Commercially Reasonable Efforts to bring at least one Product that is directed to inhibiting or modulating the activity of such Serono Target to the market as soon as reasonably practicable, (ii) obtain regulatory approvals to market such Product, and (iii) after obtaining regulatory approvals to market such Product, to meet the market demand therefor; and will promptly notify SGX in writing upon the discontinuance of any such activities.


      4.6   Lack of Diligence.


            (a) Termination of Rights. In the event that Serono (i) fails to use or cause to be used Commercially Reasonable Efforts to develop and meet market demand for at least one Product for a particular Serono Target in accordance with Section 4.5 above, or (ii) notifies SGX that it will not conduct, or cause to be conducted, further activities with respect to at least one Product for a particular Serono Target pursuant to Section 4.5 above, then SGX may terminate Serono's rights and licenses under this Agreement with respect only to Early Lead Compounds and corresponding Collaboration Products for such Serono Target.



            (b) Sole Remedy. In such event, Serono will have no further rights and licenses to such Early Lead Compounds and corresponding Collaboration Products pursuant to this Agreement and SGX will thereafter have the exclusive right pursuant to the intellectual property licensed hereunder (subject to any sublicenses previously granted by Serono) as its sole remedy and in lieu of any other rights or remedies it may otherwise have under Section 9.2 of this Agreement or by law or in equity, to develop and commercialize such Early Lead Compounds and corresponding Collaboration Products, alone or with Third Parties.



            (c) Collaboration Technology License. In addition to SGX's receipt of the rights described in Section 4.6(b) above, at SGX's request, Serono shall grant to SGX an exclusive (subject to any sublicenses previously granted by Serono), worldwide, royalty bearing license (with the right to grant sublicenses) under Serono's interest in any Collaboration Technology (other than that which constitutes Serono Background Technology) owned or Controlled by Serono to the extent necessary to make, have made, use, import, offer for sale and sell an applicable Collaboration Product. Such license shall be subject to a royalty obligation to Serono of [...***...] percent ([...***...]%) of Net Sales (with SGX being substituted for Serono in the definition of "Net Sales") that shall be payable with respect to each such Collaboration Product on a country-by-country basis until the later of (i) such time as there are no Valid Claims of an Early Lead Patent or Joint Patent in such country that would be infringed by the use, import, offer for sale or sale of such


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Product in such country, (ii) ten (10) years after the First Commercial Sale of such Product in such country or (iii) ten (10) years after the grant of such license.



            (d) Serono Intellectual Property License. In addition, at SGX's request, the Parties shall negotiate in good faith a grant by Serono to SGX of an exclusive (subject to any sublicenses previously granted by Serono), worldwide, royalty-bearing license under Serono's interest in any Patents or Know How (other than those within the Collaboration Technology) owned or Controlled by Serono to the extent necessary to make, have made, use, import, offer for sale and sell such Collaboration Product. Such license shall contain such customary representations, warranties, covenants and agreements satisfactory in form and substance to the Parties and their legal advisors as are necessary or appropriate for transactions of this type. For the avoidance of doubt, such obligation to negotiate in good faith does not impose on either Party an obligation to enter into an agreement for the grant of such a license, if the Parties cannot agree through such good faith negotiation on the terms and conditions of such license.


      4.7   Non-Use.

            (a)   Non-Kinases. For a period of [...***...] ([...***...])
[...***...] from the date of determination by SGX in the course of the Collaboration of an Initial Structure of a Serono Target which is not a protein kinase, SGX will not use, or permit any Third Party to use, any Collaboration Technology covering such Initial Structure for any purpose other than the conduct of the Collaboration; PROVIDED, HOWEVER, that in the event that prior to the determination by SGX of the Initial Structure of such Serono Target or during the [...***...] ([...***...]) [...***...] period after such determination, a crystal structure of such Serono Target enters the public domain other than through a breach of this Agreement by SGX, the provisions of this Section 4.7(a) will not apply to such Serono Target.

            (b)   Kinases. For a period of [...***...] ([...***...]) [...***...]
from the date of determination by SGX in the course of the Collaboration of an Initial Structure of a Serono Target which is a protein kinase, SGX will not engage in any drug discovery or co-crystallization activities with or for the benefit of a Third Party utilizing any Collaboration Technology covering such Initial Structure, and for a period of [...***...] ([...***...]) [...***...]
from the date of determination by SGX in the course of the Collaboration of such an Initial Structure, SGX will not, subject to existing contractual obligations, permit a Third Party to use any Collaboration Technology covering such Initial Structure for any purpose; PROVIDED HOWEVER, that in the event that prior to the determination by SGX of the Initial Structure of such Serono Target or during the [...***...] ([...***...]) [...***...] period after such determination, a crystal structure of such Serono Target enters the public domain other than through a breach of this Agreement by SGX, the provisions of this Section 4.7(b) will not apply to such Serono Target.

            (c) Elaborated Fragments. For so long as Serono is continuing to use [...***...] in accordance with Section 4.5 to [...***...] for a particular [...***...] that is [...***...]the activity of a specific [...***...], SGX
[...***...] from

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which the [...***...] was derived to develop [...***...], [...***...].

            (d) Drug Discovery. During the Term of the Collaboration, SGX will not conduct drug discovery directed at any Serono Target other than pursuant to the Collaboration.

      4.8 Limitations. Notwithstanding anything to the contrary in this Agreement, (i) SGX will have no obligation to provide Serono with any information or materials relating to the Initial Structure of the Serono Target [...***...] and (ii) the licenses granted by SGX to Serono under this Agreement will not include any Collaboration Technology or SGX Background Technology covering the Initial Structure of [...***...], until such time as SGX has obtained the right to provide such information, materials and licenses to Serono, at which point SGX will provide Serono with prompt written notice of having obtained such right. In the event that SGX has achieved the Milestones and Serono has paid SGX any or all of the applicable payments under Sections 3.2(b), (c) and (d) with respect to the Serono Target [...***...], SGX represents that, as promptly as its Third-Party obligations in existence on the Effective Date permit, SGX will obtain the right to provide Serono with SGX Materials, Collaboration Technology and SGX Background Technology covering the Initial Structure of [...***...] as described in Section 2.3 and to grant Serono a license to Collaboration Technology and SGX Background Technology covering the Initial Structure of [...***...] pursuant to Section 4.1, and upon provision to [...***...] and [...***...] covering such [...***...] and the [...***...],
[...***...] under [...***...] with respect to [...***...].

5.    INTELLECTUAL PROPERTY

      5.1   Ownership of Technology.

            (a) Ownership by SGX. Title to all Collaboration Technology made, conceived, first reduced to practice or discovered or developed solely by or on behalf of SGX shall be owned solely by SGX.

            (b) Ownership by Serono. Title to all Collaboration Technology made, conceived, first reduced to practice or discovered or developed solely by or on behalf of Serono shall be owned solely by Serono.

            (c) Joint Ownership. Title to all Collaboration Technology made, conceived, first reduced to practice or discovered or developed jointly by or on behalf of Serono and SGX shall be jointly owned by Serono and SGX, each with an undivided one-half interest. Each Party agrees to execute in a timely manner such documents as the other Party may request to document and perfect joint ownership of such Collaboration Technology.

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            (d)   Law. Inventorship of inventions and, subject to the terms of this Agreement, ownership rights with respect thereto shall be determined in accordance with the patent laws of the United States.

      5.2   Patent Prosecution.

            (a) Background Technology. SGX shall be responsible, at its sole discretion and expense, for the preparation, filing, prosecution and maintenance of the Patents within the SGX Background Technology, in countries selected by SGX, and for conducting any interferences, reexaminations, reissues, and oppositions, or requesting any patent term extensions relating thereto. Serono shall be responsible, at its sole discretion and expense, for the preparation, filing, prosecution and maintenance of the Patents within the Serono Background Technology, in countries selected by Serono, and for conducting any interferences, reexaminations, reissues, and oppositions, or requesting any patent term extensions relating thereto.

            (b)   Collaboration Technology.

                  (i) Joint Patents. [...***...] shall be responsible, at its sole discretion and expense, for the preparation, filing, prosecution and maintenance of Patents made, conceived or first reduced to practice jointly by or on behalf of Serono and SGX that are within the Collaboration Technology or that claim Know-How within the Collaboration Technology (other than that which constitutes SGX Background Technology or Serono Background Technology) ("Joint Patents"). Joint Patents include Patents on which at least one SGX Inventor is a named inventor, and Patents that claim priority to an application on which at least one SGX Inventor is a named inventor. An SGX Inventor is any person who has a duty to assign inventions to SGX.

                  (ii) Serono Patents. [...***...] shall also be responsible, at its sole discretion and expense, for the preparation, filing, prosecution and maintenance of Patents including Joint Patents within the Collaboration Technology (other than that which constitutes SGX Background Technology or Serono Background Technology) covering Serono Co-Crystal Structures ("Serono Patents"). SGX shall assign all its right, title and interest in and to any Serono Patents to Serono and shall execute such documents of transfer or assignment and perform such acts as may be reasonably necessary to transfer ownership of such Serono Patents to Serono and to enable Serono to file, prosecute, and maintain the Serono Patents.

                  (iii) Early Lead Patents. [...***...] shall also be responsible, at its expense, for the preparation, filing, prosecution and maintenance of Patents (excluding Joint Patents) within the Collaboration Technology (other than that which constitutes SGX Background Technology or Serono Background Technology) covering Early Lead Compounds and SGX Co-Crystal Structures containing Early Lead Compounds ("Early Lead Patents") in the United States and in such other countries as it may determine in its sole discretion.

                  (iv) SGX Patents. [...***...] shall be responsible, at its sole discretion and expense, for the preparation, filing, prosecution and maintenance of

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Patents (excluding Joint Patents) within the Collaboration Technology (other than that which constitutes SGX Background Technology or Serono Background Technology) with the exception of such Collaboration Technology covering Serono Co-Crystal Structures, SGX Co-Crystal Structures containing Early Lead Compounds or Early Lead Compounds ("SGX Patents").

            (v) Prosecution and Maintenance. The Parties will cooperate to prepare and prosecute patent applications for Early Lead Patents with the goal of obtaining a broad scope of protection for the relevant subject matter. Serono will use commercially reasonable efforts to obtain a broad scope of protection for Early Lead Compounds without compromising Serono's or SGX's interests in the Collaboration and will consider in good faith all comments provided by SGX with respect to the filing, prosecution and maintenance of Early Lead Patents. In the event that Serono elects not to file a patent application for an Early Lead Patent in the United States within [...***...] ([...***...]) [...***...] of the date the underlying invention is reduced to practice, SGX shall have the right to file, prosecute and maintain such patent application in any country. SGX shall promptly notify Serono of the conception or reduction to practice of any invention during and in the performance of the Collaboration. Furthermore, in the event that Serono elects not to file any patent applications for an Early Lead Patent in Japan or any country in Europe or to prosecute or maintain any Patents that are Early Lead Patents in the United States, Japan or any country in Europe, Serono shall give SGX not less than [...***...] ([...***...]) [...***...] notice before any relevant deadline, and SGX shall have the right to pursue, at its sole discretion and expense, filing, prosecution and maintenance of such Patents in such country. The Party responsible for prosecution and maintenance of Patents under this Section 5.2(b) (the "Responsible Party"), shall keep the other Party (the "Non-Responsible Party") informed as to the status of such patent matters, including by providing the Non-Responsible Party the opportunity, at the Non-Responsible Party's expense, to review documents with respect to Early Lead Patents to be filed in any patent office at least thirty (30) days before filing and to comment thereon, and the Responsible Party shall consider in good faith any such comments. At the Responsible Party's request and expense, the Non-Responsible Party will reasonably cooperate and assist the Responsible Party in the preparation, filing and prosecution of patent applications claiming Collaboration Technology and in the event of an interference, reissue, reexamination, opposition or request for patent term extension with respect to such patent applications or patents issuing therefrom, including by making such Party's employees or agents available to the Responsible Party and signing or causing to have signed all documents relating to such Patents. At each Party's expense, patent counsel or any other representative designated by each Party will meet (in person, by telephone or videoconference) upon request by either Party, unless otherwise agreed in writing, during the Term of the Collaboration, and the pendency of any Early Lead Patents, to coordinate, discuss, review and implement patent filing and prosecution strategy.

      5.3 Patent Enforcement. In the event either Party becomes aware of any infringement of an Early Lead Patent or a Joint Patent or a claim that such patent is invalid and unenforceable, it shall promptly notify the other Party hereto. Serono shall have the sole right, at its sole discretion and expense, to take any and all steps to abate the infringement or contest the challenge of Early Lead Patents and Joint Patents. SGX will

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cooperate with Serono, at Serono's request, including by joining such proceeding as a party if required by applicable law, with fees and costs related to the litigation to be borne by Serono. In the event Serono elects not to pursue abatement of infringement or challenge of an Early Lead Patent or Joint Patent, Serono shall give SGX not less than [...***...] ([...***...]) [...***...] notice before any relevant deadline and SGX shall have the right to pursue, at its sole discretion and expense, such activitieS. Should SGX pursue such activities, Serono will cooperate with SGX, at its request, with fees and costs related to the litigation to be borne by SGX. Neither Party shall settle or otherwise compromise any such proceeding in a way that adversely affects the other Party's rights or interests with respect to Early Lead Compounds or Products without such Party's prior written consent. [...***...] by the [...***...] pursuant to this Section 5.3, [...***...], [...***...].

6.    CONFIDENTIALITY AND PUBLICITY

      6.1 Confidential Information. Except as provided herein, the Parties agree that, for the term of this Agreement and for [...***...] ([...***...]) years thereafter, the receiving Party, or any Affiliate thereof, shall not publish or otherwise disclose and shall not use except pursuant to this Agreement, any information or material furnished to it by the other Party pursuant to this Agreement which if disclosed in tangible form is marked "Confidential" or with other similar designation to indicate its confidential or proprietary nature, or if disclosed orally is confirmed as confidential or proprietary by the Party disclosing such information at the time of such disclosure or within thirty (30) days thereafter ("Confidential Information"). Collaboration Technology (other than that which constitutes SGX Background Technology) covering Early Lead Compounds, SGX Co-Crystal Structures containing Early Lead Compounds, and Serono Co-Crystal Structures shall be deemed to be Confidential Information of Serono. Each Party shall have the right to disclose Confidential Information to its Affiliates and shall obtain written agreements from each of its and its Affiliates' employees and agents who perform the Collaboration, which agreements shall obligate such persons to similar obligations of confidentiality and non-use. Notwithstanding the foregoing, it is understood and agreed that Confidential Information shall not include information or material that, in each case as demonstrated by written documentation:

            (a) was already known to the receiving Party, or an Affiliate thereof, other than under an obligation of confidentiality, at the time of disclosure;

            (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

            (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party, or an Affiliate thereof, in breach of this Agreement; or

            (d) was subsequently lawfully disclosed to the receiving Party, or an Affiliate thereof, by a person other than a Party hereto or independently developed by the

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receiving Party or an Affiliate thereof, without reference to any Confidential
Information disclosed by the disclosing Party.

            6.2   Permitted Disclosures. Notwithstanding the provisions of
Section 6.1 above, each Party hereto may use and disclose the other's Confidential Information to the [...***...] in [...***...] or [...***...],
[...***...], complying with applicable [...***...], submitting information to [...***...] or other [...***...], making a [...***...] of its rights hereunder, filing for [...***...] of a Product or otherwise performing its [...***...] or [...***...] hereunder, including [...***...] with respect to the [...***...];
PROVIDED, HOWEVER, that if a Party is required to make any such disclosure of the other [...***...], to the extent it may legally do so, it will give [...***...] to the other Party of such disclosure so that the other Party [...***...] of such Confidential Information [...***...] (whether through [...***...]).

            6.3 Publication. Any public disclosure (oral, written or graphic) by either Party describing the scientific results of the Collaboration will [...***...] and [...***...] of the other Party [...***...] ([...***...])
[...***...] for publication or other public disclosure; PROVIDED, HOWEVER, SGX may [...***...] information regarding the [...***...] under the Collaboration and the [...***...] in the course of the Collaboration, provided Serono is given the opportunity to review in advance any such disclosure to ensure that [...***...]. If the reviewing Party so requests, the proposed public disclosure [...***...] ([...***...]) [...***...] from the date of each request for the
[...***...] related to the proposed public disclosure. Promptly following the Effective Date, the parties will jointly discuss and agree on a press release to be made by SGX regarding the execution and subject matter of this Agreement. Thereafter, the Parties will [...***...] on any further statements to the public regarding the subject matter of this Agreement, except with respect to disclosures required by [...***...], and provided further that notwithstanding the above, [...***...] will have the right to disclose the terms of this Agreement [...***...]. Any disclosure by either Party of the subject matter of this Agreement other than the disclosures specifically permitted pursuant to this Section 6.3 [...***...] in the performance of such Party's obligations hereunder. If in the [...***...] of a [...***...] a public disclosure with respect to this Agreement is [...***...], then the disclosing Party will provide the other Party [...***...] of such intended announcement, and [...***...] under the circumstances will [...***...] relative to the nature and scope of such intended announcement. If either Party concludes that a copy of this Agreement must be filed with the [...***...], it will provide the other Party a [...***...], will provide the other Party an [...***...] on such proposal and will give [...***...] by the other Party relating to such filing.

                                             ***CONFIDENTIAL TREATMENT REQUESTED

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                                                                    CONFIDENTIAL

7.    INDEMNIFICATION


      7.1 Indemnification of SGX. Serono shall indemnify, defend, and hold harmless SGX, its directors, officers, and employees and the successors and assigns of any of the foregoing (the "SGX Indemnitee(s)") from and against all losses, costs, expenses (including payment of reasonable attorneys' fees and other expenses of litigation), liabilities and damages (including settlement amounts) finally awarded, with respect to any claim, suit or proceeding (any of the foregoing, a "Claim") brought by a Third Party against an SGX Indemnitee, to the extent arising out of or relating to: (a) a breach of Serono's representations and warranties under Section 8; (b) any Products developed, manufactured, used, sold or otherwise distributed by or on behalf of Serono, its Affiliates or sublicensees utilizing any Collaboration Technology (including product liability claims); (c) the use pursuant to this Agreement by SGX of Initial Structures, Serono Co-Crystal Structures, SGX Co-Crystal Structures (except to the extent such Claim arises from the use of SGX Background Technology), a Serono Target, DNA coding for a Serono Target, Serono Materials or a Serono Compound; or (d) the negligence or willful misconduct of Serono, except, in each case, to the extent caused by the negligence or willful misconduct of an SGX Indemnitee.



      7.2 Indemnification of Serono. SGX shall indemnify, defend and hold harmless Serono, its Affiliates, their directors, officers, employees and licensees, and the successors and assigns of any of the foregoing (the "Serono Indemnitee(s)") from and against any losses, costs, expenses (including payment of reasonable attorneys' fees and other expenses of litigation), liabilities and damages (including settlement amounts) finally awarded, with respect to any Claims (as defined in Section 7.1 above) brought by a Third Party against a Serono Indemnitee, to the extent arising out of or relating to: (a) a breach of SGX's representations and warranties under Section 8; (b) the use pursuant to this Agreement by Serono, its Affiliates or sublicensees of SGX Materials, Initial Structures, Serono Co-Crystal Structures or SGX Co-Crystal Structures to the extent such Claim arises from the use of SGX Background Technology; or (c) the negligence or willful misconduct of SGX, except, in each case, to the extent due to the negligence or willful misconduct of a Serono Indemnitee.


      7.3 Indemnification Procedures. An SGX Indemnitee or a Serono Indemnitee (either an "Indemnitee") that intends to claim indemnification under this
Article 7 shall promptly notify the indemnifying Party (the "Indemnitor") in writing of any claim in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall have sole control of the defense and/or settlement thereof, provided that the Indemnitee may participate in any such proceeding with counsel of its choice at its own expense. In no event, however, may the Indemnitor compromise or settle any claim or suit in a manner which admits fault or negligence on the part of any Indemnitee without the prior written consent of such Indemnitee. The indemnity agreement in this Article 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld

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                                                                    CONFIDENTIAL

unreasonably. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 7 but the omission so to deliver written notice to the Indemnitor shall not relieve the Indemnitor of any liability that it may have to any Indemnitee other than under this Article 7. The Indemnitee under this Article 7, its employees and agents or those of the affiliated Party, as applicable, shall cooperate fully with the Indemnitor and its legal representatives and provide full information in the investigation, defense or settlement of any Claim covered by this indemnification. Neither Party shall be liable for any costs or expenses incurred by the other Party without its prior written authorization.

      7.4 No Consequential Damage. IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS AFFILIATES BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR SPECIAL, INDIRECT, INCIDENTAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, WHETHER IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, including loss of profits or revenue, or claims of customers of any of them or other Third Parties for such or other damages; PROVIDED, HOWEVER, that the foregoing limitation shall not apply to indemnification obligations under this
Article 7.

8.    REPRESENTATIONS AND WARRANTIES

      8.1 Each Party. Each Party represents, warrants and covenants to the other (i) that it has the legal power, authority and right to enter into this Agreement and to perform its respective obligations under this Agreement; (ii) that it is not a Party to any agreement or arrangement with any Third Party or under any obligation or restriction which in any way limits or conflicts with its ability to fulfill any of its obligations under this Agreement (including granting the licenses in Article 4), and that it shall not enter into any such agreement or arrangement during the term of this Agreement; and (iii) that each employee or person engaged in the Collaboration on behalf of Serono or SGX has entered into a written agreement which provides for the assignment to Serono or SGX, respectively, of all inventions and discoveries made, conceived or reduced to practice by such employee or person during the course of his or her employment or engagement with Serono or SGX.


      8.2 SGX. SGX represents and warrants to Serono that to its actual knowledge as of the Effective Date it owns or possesses adequate licenses or other rights to practice and use all SGX Background Technology and to grant the licenses granted to Serono hereunder and that the practice and use of the SGX Background Technology by SGX will not infringe or misappropriate the intellectual property of any Third Party.


      8.3 Disclaimer. SGX and Serono specifically disclaim any guarantee that the Collaboration will be successful, in whole or in part. The failure of the Parties to solve structures or to identify compounds will not constitute a breach of this Agreement. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, SERONO AND SGX MAKE NO REPRESENTATIONS AND EXTEND NO

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                                                                    CONFIDENTIAL

WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE SGX BACKGROUND TECHNOLOGY, THE SERONO BACKGROUND TECHNOLOGY OR THE COLLABORATION TECHNOLOGY OF EACH PARTY, INCLUDING ANY WARRANTY OF NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY OR OTHER RIGHTS OF ANY THIRD PARTY.

9.    TERM AND TERMINATION


      9.1 Term of the Agreement. The term of this Agreement shall commence on the Effective Date and, unless terminated earlier, will terminate upon the expiration of the Royalty Terms for all Products under Section 3.6 at which time the licenses granted to Serono under Section 4.1 shall become fully paid, irrevocable and perpetual.



      9.2 Termination for Cause. Either Serono or, subject to Section 4.6, SGX may terminate this Agreement by written notice stating such Party's intent to terminate, in the event the other Party shall have materially breached or defaulted in the performance of any of its obligations hereunder, and such default shall have continued for sixty (60) days after written notice thereof was provided to the breaching Party by the nonbreaching Party.


      9.3   Effect of Termination.

            (a) Accrued Rights and Obligations. Termination or expiration of this Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of a Party prior to such termination or expiration. Termination or expiration of this Agreement for any reason shall not release any Party hereto from any liability which, at the time of such termination, has already accrued to the other Party, which is attributable to a period prior to such termination or which is expressly indicated to survive termination or expiration of this Agreement nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement, including rights under the United States Bankruptcy Code.

            (b) Return of Confidential Information. Upon any termination of this Agreement, SGX and Serono shall promptly return to the other Party or destroy all Confidential Information received from the other Party, except to the extent required to exercise any continuing rights of such Party (and in any event, except for one copy of such Confidential Information which may be retained solely for archival purposes).

            (c)   Licenses.


                  (i) In the event of termination of this Agreement by either Party pursuant to this Article 9, the licenses granted to SGX and Serono in
Section 4.2 shall terminate concurrently.

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                                                                    CONFIDENTIAL


                  (ii) In the event of termination of this Agreement by SGX pursuant to Section 9.2, the licenses granted Serono under Sections 4.1 (a), (c) and (d) (other than with respect to Serono Co-Crystal Structures) will terminate concurrently.



            (d) Inventory. Upon any termination of this Agreement, Serono and its Affiliates and sublicensees shall be entitled, during the next nine (9) months, to sell any inventory of Products which remains on hand as of the date of the termination, so long as Serono pays to SGX the royalties applicable to said subsequent sales in accordance with the terms and conditions set forth in this Agreement.


            (e) Sublicenses. In the event this Agreement terminates for any reason, each of Serono's sublicensees at such time shall continue to have the rights and license set forth in their sublicense agreements; PROVIDED, HOWEVER, that such sublicensee agrees in writing that SGX is entitled to enforce all relevant terms and conditions of such sublicense agreement directly against such sublicense.

            (f) Survival. The provisions of Articles 5, 6, 7, 8, and 10 and Sections 3.5, 3.7-3.13, 4.6, 4.8 and 9.3 and, subject to Section 9.3(c) above,
Section 4.1 shall survive the expiration or termination of this Agreement for any reason.

      9.4 No Termination upon SGX's Bankruptcy. All licenses granted under this Agreement by SGX are, and shall otherwise be deemed to be, for purposes of
Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that Serono, as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against SGX under the U.S. Bankruptcy Code, Serono shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and the same, if not already in its possession, shall be promptly delivered to it (i) upon any such commencement of a bankruptcy proceeding upon Serono's written request therefor, unless SGX elects to continue to perform all of its obligations under this Agreement, or (ii) if not delivered under (i) above, following the rejection of this Agreement by or on behalf of SGX upon written request therefor by Serono. In the event of the commencement of a bankruptcy proceeding by or against SGX under the Bankruptcy Code and so long as such proceeding continues, SGX will not, without Serono's prior written consent, sell, transfer, assign or otherwise dispose of, or purport to sell, transfer, assign or otherwise dispose of, any right, title or interest in, to or under the Collaboration Technology (other than that which constitutes the SGX Background Technology) or the SGX Background Technology that is necessary for Serono to exercise its rights under this Agreement, if those rights would be impaired in any material respect by such sale, transfer, assignment or other disposition.

10.   MISCELLANEOUS

      10.1 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the Parties hereto shall be governed, construed

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                                                                    CONFIDENTIAL

and interpreted in accordance with the laws of the State of Delaware, without reference to rules of conflicts or choice of laws. Any claim or controversy arising out of or related to this Agreement or any breach hereof may be submitted by either Party to a court of applicable jurisdiction in the State of Delaware, and each Party hereby consents to the jurisdiction and venue of such court

      10.2 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be sent by internationally recognized courier or personal delivery, or by fax with confirming letter sent under the conditions described above, in each case addressed to the other Party at the address shown below or at such other address for which such Party gives notice hereunder. Such notice shall be deemed to have been given when delivered:

      If to SGX:

      Structural Genomix, Inc.
      10505 Roselle Street
      San Diego, CA  92121
      Facsimile:  858 558 3402
      Attn:  Chief Executive Officer
      Copy to:  Corporate Counsel

      If to Serono:

      Serono International S.A.
      15 bis chemin des Mines
      1202 Geneva, Switzerland
      Facsimile:  41-22-739-3060
      Attn: Senior Executive Vice President, Business Development Copy to: General Counsel

      10.3 Force Majeure. Neither Party shall lose any rights hereunder or be liable to the other Party for damages or losses (except for payment obligations) on account of failure of performance by the defaulting Party if the failure is occasioned by war, strike, civil commotion, acts of terrorism, fire, Act of God, earthquake, flood, lockout, embargo, governmental acts or orders or restrictions, failure or delay of transportation, failure of suppliers (including energy suppliers), or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the nonperforming Party and the nonperforming Party has exerted all reasonable efforts to avoid or remedy such force majeure and to resume performance of its obligations hereunder as soon as practicable; PROVIDED, HOWEVER, that in no event shall a Party be required to settle any labor dispute or disturbance.

      10.4 No Implied Rights. Only the rights granted pursuant to the express terms of this Agreement shall be of any legal force or effect. No other rights shall be created by implication, estoppel or otherwise.

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                                                                    CONFIDENTIAL

      10.5 Assignment. This Agreement shall not be assignable by either Party to any Third Party without the written consent of the other Party hereto, except either Party may assign this Agreement, without such consent, to (i) an Affiliate or (ii) an entity that acquires all or substantially all of the business or assets of such Party to which this Agreement pertains, whether by merger, reorganization, acquisition, sale, or otherwise.

      10.6 Partial Invalidity. When possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid by a court of competent jurisdiction, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement, unless the invalid provision is of such essential importance to this Agreement that it may be reasonably presumed that the Parties would not have entered into this Agreement without the invalid provision. The Parties agree to renegotiate in good faith any provision held invalid and to be bound by the mutually agreed substitute provision in order to produce to the maximum extent possible the effect originally intended by the Parties.

      10.7 Independent Contractors. The relationship of Serono and SGX established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give either Party the power to direct or control the day-to-day activities of the other, (ii) constitute the Parties as partners, joint venturers, or otherwise as participants in a joint or common undertaking, or (iii) allow a Party to create or assume any obligation on behalf of the other Party for any purpose whatsoever.

      10.8 No Waiver. No waiver of any term or condition of this Agreement shall be valid or binding on either Party unless agreed in writing by the Party to be charged. The failure of either Party to enforce at any time any of the provisions of the Agreement, or the failure to require at any time performance by the other Party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way to affect the right of either Party to enforce each and every such provision thereafter.

      10.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

      10.10 English Language. This Agreement has been prepared in the English language and the English language shall control its interpretation.

      10.11 Entire Agreement; Amendment. This Agreement, including the Exhibits attached hereto, constitutes the entire agreement of the Parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous understandings or agreements, whether written or oral, between Serono and SGX with respect to such subject matter. No amendment or modification hereof shall be valid or binding upon the Parties unless made in a writing referencing this Agreement and signed by the duly authorized representatives of both Parties.

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      10.12 Exports. This Agreement is made subject to any restrictions concerning the export of materials and technology from the United States which may be imposed upon either Party to this Agreement from time to time by the United States Government. SGX and Serono agree not to export or re-export, directly or indirectly, any information, technical data, the direct product of such data, samples or equipment received or generated under this Agreement in violation of any applicable export control laws or governmental regulations.

      10.13 Rules of Construction. The use in this Agreement of the term "including" means "including, without limitation." Unless the context otherwise requires, the use in this Agreement of the term "or" means "and/or." The words "herein," "hereof," "hereunder," and other words of similar import refer to this Agreement as a whole, including the Exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to sections and Exhibits mean those sections of this Agreement and Exhibits attached to this Agreement, except where otherwise stated. The use herein of the masculine, feminine or neuter forms shall also denote the other forms and any reference to the singular or plural shall include the other, in each case unless the context otherwise requires.

      IN WITNESS WHEREOF, the undersigned are duly authorized to execute and deliver this Agreement on behalf of Serono and SGX as applicable as of the day and year first above written.


SERONO INTERNATIONAL S.A.                   STRUCTURAL GENOMIX, INC.


By: /s/ Ernesto Bertarelli                By: /s/ Tim Harris
    ----------------------------------        ----------------------------------

Name: Ernesto Bertarelli                  Name: Tim Harris
      --------------------------------          --------------------------------

Title: Authorized Representative          Title: Chief Executive Officer
       -------------------------------           -------------------------------

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                         EXHIBIT A - COLLABORATION PLAN

OVERALL GOAL

The initial goal of the collaboration is to generate Early Lead Compounds for three targets; [...***...], [...***...], and [...***...]. The three initial projects will proceed in parallel. Serono may nominate an additional [...***...] targets for year [...***...]. the research plans for these targets will be established upon their selection and shall include such activities as Serono may direct, following consultation with SGX, including all or any of the following: generation of Early Lead Compounds, determination of Initial Structures, and determination of Serono Co-Crystal Structures.

Details for each target are given below.

                                  TARGET PLANS

                                   [...***...]

The projected timeline for this project is [...***...] months as illustrated in Figure 1.

PROTEIN PRODUCTION AND CRYSTALLOGRAPHY

The crystal structure of [...***...] has been determined by a number of research groups. Many of these structures have been deposited into the Protein Data Bank
(PDB) with diffraction in the [...***...] range. SGX will use information from these publications to reproduce this crystal structure. SGX already has isolated a [...***...] for the [...***...] of this protein. Specifically, SGX plans to:

-     Generate [...***...] with [...***...]. Since both [...***...] and
      [...***...] ([...***...]) [...***...], SGX believes it is essential to
      [...***...] in [...***...]. Based on [...***...], a [...***...]
      ([...***...]) [...***...] as the [...***...].[...***...] that end
      [...***...], [...***...] will also be chosen.

-     [...***...] these [...***...] into [...***...].[...***...] will allow production of [...***...] and [...***...]. In this way [...***...] can be produced for [...***...] many of which will [...***...] to [...***...] in
      [...***...],

-     Examine [...***...] and [...***...] of these [...***...].

-     [...***...] for [...***...] and [...***...]. The latter will include
      [...***...] to monitor [...***...] and [...***...].

-     Carry out [...***...] to obtain [...***...].

- Carry out [...***...] around published conditions to [...***...] for [...***...]; [...***...] may [...***...] this [...***...]

-     [...***...] at SGX-CAT and [...***...].

-     Determine [...***...] is most suited to [...***...] and [...***...] for
      [...***...].

BIOCHEMISTRY

SGX will establish and validate a [...***...] biochemical enzymatic assay(s). Serono and SGX shall consult regarding the identification of appropriate assays and reagents that are available Serono Materials. Assays under consideration for [...***...] are:

                                             ***CONFIDENTIAL TREATMENT REQUESTED

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Continuous [...***...] Assay Using [...***...] Substrate

[...***...] will catalyze the hydrolysis of [...***...] to yield [...***...] and [...***...] ([...***...]). The [...***...]-dependent production of [...***...]
can be monitored [...***...] by measuring the time-dependent increase of fluorescence at [...***...]nm.

Fluorescence Polarization Assay

The availability of good commercial sources of [...***...] antibodies and well-characterized substrate peptide should allow for the development of a simple [...***...] assay for [...***...]. An efficient [...***...] substrate such as [...***...] could be labeled at either the N- or C-terminus with a [...***...] appropriate for [...***...] (i.e. [...***...] or [...***...]).
[...***...] antibody would then be added to measure the extent of [...***...] by a decrease in the observed [...***...].

Commercial Assay Options

[...***...] sells a homogeneous [...***...] assay kit ([...***...], [...***...])
that uses their proprietary [...***...] technology with [...***...] as the readout. This represents the fastest route to attaining an assay in the short-term. This assay comes configured with purified enzyme from [...***...] but that reagent could be substituted with SGX-produced protein. In addition, SGX may opt to simply purchase the [...***...] reagent for use in SGX's formatted [...***...] assay as described in the paragraph above. [...***...] biotechnology sells a [...***...] based assay system for [...***...]. The [...***...] and [...***...] reagent are both available from [...***...]
([...***...]).

IDENTIFICATION OF INITIAL FRAGMENT HITS

- SGX will [...***...] screen compounds from the SGX FAST(TM) library by soaking approximately [...***...] samples into [...***...] crystals.

- In parallel, SGX will screen the SGX FAST(TM) library (individually) at a compound concentration of [...***...] against [...***...] with a biochemical enzymatic assay. Hits will be followed up with [...***...] determination.

- SGX will conduct the following studies as needed: (1) [...***...] for [...***...] detected from [...***...] if not [...***...] in the
      [...***...], (2) [...***...] measurement for [...***...] detected from
      [...***...] if not [...***...] in the [...***...].

- A [...***...] search of the [...***...] will be conducted for a preliminary assessment of [...***...].

- The results of the [...***...] search will be discussed by the JSC which shall agree upon those [...***...] to be selected for further elaboration after consideration of the recommendation of the Project team.

IDENTIFICATION OF ELABORATED FRAGMENTS

- One or more [...***...] will be selected by the JSC for [...***...], [...***...], and [...***...] (appropriate presentation of [...***...]).

-     [...***...] are [...***...] into [...***...] and [...***...] on the
      [...***...]:

                                             ***CONFIDENTIAL TREATMENT REQUESTED

                                 Page 30 of 41
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      1.    [...***...] from [...***...] at each [...***...] are [...***...].

      2.    [...***...] of each [...***...] are [...***...] in the [...***...]
            of the [...***...] and [...***...], based on the [...***...] of the
            [...***...].

      3.    Each [...***...] is [...***...] in the [...***...] of [...***...].

      4.    [...***...] with [...***...] ([...***...]) [...***...] or
            [...***...] ([...***...]) are [...***...].

      5.    [...***...] are [...***...] with [...***...] binding [...***...] and
            [...***...] for [...***...].

-     SGX will [...***...], [...***...], using the [...***...] (for example, for a [...***...], [...***...], [...***...] - approximately [...***...] per
      [...***...]).[...***...] will be [...***...] ([...***...]) [...***...].

- SGX will [...***...] in the [...***...] at a compound concentration of [...***...] (the exact concentration will be based on the activity of the [...***...]) and follow up [...***...].

-     SGX will [...***...] and [...***...] their [...***...] to [...***...] and
      [...***...] the [...***...] for [...***...] of [...***...] and
      [...***...].

- The results of the [...***...] search will be discussed by the JSC which shall agree upon those [...***...] to be selected for [...***...] after consideration of the recommendation of the [...***...].

- As appropriate, and after discussion and agreement at the JSC, the selected [...***...] will be [...***...] ([...***...]) [...***...]
      (determined by the JSC). The JSC shall determine whether the [...***...] will be run by [...***...], [...***...] or an [...***...].

OPTIMIZATION OF [...***...] TO [...***...]

- SGX will computationally select [...***...] for all points of [...***...] to design [...***...], [...***...] where [...***...] positions are
      [...***...] (approximately [...***...]).

-     SGX will synthesize [...***...].

- SGX will test analogs against [...***...] at a compound concentration of [...***...] (the exact concentration will be based on the [...***...]) and follow up [...***...] and [...***...] for [...***...], as discussed and agreed upon by the JSC.

-     The [...***...] will be [...***...] of up to [...***...] ([...***...])
      [...***...] (determined by the JSC). The JSC shall determine whether the [...***...] will be run by [...***...], [...***...]or an [...***...].

-     SGX will conduct a [...***...] including [...***...] from [...***...]
      through [...***...].

                                             ***CONFIDENTIAL TREATMENT REQUESTED

                                 Page 31 of 41
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         [...***...]

         FIGURE 1. [...***...]

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                                   [...***...]

The projected timeline for this project is [...***...] to [...***...] months as illustrated in figure 2.

PROTEIN PRODUCTION AND CRYSTALLOGRAPHY

The crystal structure of [...***...] is not in the [...***...]. However, SGX has determined the structures of [...***...] and [...***...] at [...***...]. These kinases, when compared to structures in the [...***...], are the closest to [...***...], with identities in the kinase domain In the low [...***...]% range. Based on this information, SGX believes that [...***...] and [...***...] are likely to give good guidance both on the boundaries for [...***...] and on the residues that likely will need to be deleted to remove the loop insert in the [...***...] kinase domain.

SGX will use this information to attempt to produce the [...***...] crystal structure. Specifically, SGX's goals will be to:

      -     [...***...] with [...***...] based on the [...***...] and
            [...***...]. Since both [...***...] and [...***...] for [...***...]
            are desired, it will be essential to test a [...***...] of [...***...] in [...***...],

      -     [...***...] for [...***...] based on the [...***...] and [...***...]
            shown below,

                                   [...***...]

      -     [...***...] and [...***...] into [...***...]. These [...***...] will allow production of [...***...]- and [...***...] and with [...***...]. In this way [...***...] of [...***...] for [...***...]
            and [...***...] and by so doing increase the likelihood of [...***...] a [...***...] of the [...***...] with [...***...] and
            [...***...],

      -     Examine [...***...] and [...***...] of [...***...],

      -     [...***...] for [...***...] and [...***...]. The latter will include
            [...***...] to monitor [...***...] and [...***...],

      -     [...***...] to obtain [...***...] for [...***...]. If none of the above [...***...] in a [...***...], [...***...], the effects of
            [...***...], for example, in the [...***...] of the [...***...],

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      -     [...***...] to [...***...] the [...***...]; [...***...] to
            [...***...],

      -     [...***...] at SGX-CAT and [...***...],

      -     Determine [...***...] is most suited to [...***...] and [...***...]
            for [...***...].

BIOCHEMISTRY

SGX will [...***...] and [...***...] a [...***...] assay. Serono and SGX shall consult regarding the identification of [...***...] assays and [...***...] that are available Serono Materials. Assays under consideration for [...***...] are:

Continuous [...***...] Coupled Assay

SGX will assess the feasibility of developing a continuous [...***...] assay for [...***...] using the [...***...] ([...***...]) coupled system. SGX will first determine which, if any, of [...***...] is [...***...]. It may be required for [...***...] to use inactive [...***...] as the [...***...] in such a system.

[...***...] FRET Assay

SGX has developed a proprietary and [...***...] that does not require [...***...]. SGX will initially evaluate the [...***...] by surveying [...***...] under several [...***...] using several [...***...]. If suitable conditions can be identified, a [...***...] will be employed.

IDENTIFICATION OF INITIAL FRAGMENT HITS

As described for [...***...]

IDENTIFICATION OF ELABORATED FRAGMENTS

As described for [...***...]

OPTIMIZATION OF ELABORATED FRAGMENTS TO EARLY LEAD COMPOUNDS

As described for [...***...]

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[...***...]

FIGURE 2. [...***...].

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[...***...]

The projected timeline for this project is [...***...] to [...***...] months as illustrated in Figure 3.

PROTEIN PRODUCTION AND CRYSTALLOGRAPHY

To SGX's knowledge the crystal structure of [...***...] has not been previously determined. Efforts are ongoing at SGX to obtain this structure. Once an initial structure has been obtained SGX will determine if the crystal form is suited to [...***...] and will [...***...]; if the [...***...] is [...***...] then
[...***...].

BIOCHEMISTRY

SGX will establish and validate an [...***...] assay. Serono and SGX shall consult regarding the identification of [...***...] assays and [...***...] that are available [...***...]. Assays under consideration for [...***...] are:

Continuous [...***...] Coupled Assay

SGX will assess the feasibility of developing a continuous enzymatic assay for [...***...] using the [...***...] ([...***...]) coupled system. SGX will first determine which, if any, of [...***...] is applicable. SGX will also assess the ability of its [...***...] to [...***...] in the coupled assay system.

[...***...] FRET Assay

SGX will initially evaluate the feasibility of developing an [...***...] by surveying our proprietary [...***...] under several [...***...] using [...***...]. If suitable conditions can be identified, a [...***...] will be employed.

Commercial Assay Options

[...***...] sells a homogeneous [...***...] ([...***...],[...***...]) that uses their proprietary [...***...] technology with [...***...] as the readout. This represents the fastest route to attaining an assay in the short-term. This assay comes configured with [...***...] from [...***...] but that reagent [...***...] with [...***...]. In addition, SGX may opt to simply [...***...] for use in [...***...].

IDENTIFICATION OF INITIAL FRAGMENT HITS

As described for [...***...], subject to the section describing presentation to the JSC below

IDENTIFICATION OF ELABORATED FRAGMENTS

As described for [...***...], subject to the section describing presentation to the JSC below

OPTIMIZATION OF ELABORATED FRAGMENTS TO EARLY LEAD COMPOUNDS

As described for [...***...], subject to the section describing presentation to the JSC below

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PRESENTATION OF INITIAL FRAGMENT HITS, ELABORATED FRAGMENTS AND EARLY LEAD
COMPOUNDS FOR [...***...] TO THE JSC

[...***...] will be communicated as [...***...]-[...***...], similar to
[...***...]: [...***...] for the [...***...] will be [...***...] and [...***...]
will be [...***...] with [...***...] including the [...***...] and [...***...]
([...***...], [...***...], [...***...]). The JSC will select [...***...] for generating these [...***...], which may also include [...***...].

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[...***...]

FIGURE 3. [...***...].

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DETERMINATION OF SERONO [...***...]

Serono Compounds delivered to SGX by Serono will be [...***...] and/or [...***...] with the [...***...], as appropriate, in order to [...***...] for the [...***...] of [...***...].

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                            EXHIBIT B - DELIVERABLES

INITIAL STRUCTURES

-     Protocols for [...***...] and [...***...] and [...***...], these protocols should be [...***...] to [...***...] of the [...***...] by [...***...].

-     [...***...] (e.g., [...***...], [...***...]) [...***...] for [...***...]
      and [...***...].

-     [...***...] and [...***...] with [...***...].

-     [...***...] with [...***...] and [...***...]; [...***...], [...***...], etc.

-     [...***...], with [...***...].

EARLY LEAD COMPOUNDS

- Protocols for [...***...] and [...***...], these protocols should be clear enough to [...***...] of the [...***...] ([...***...]).

-     [...***...] (e.g., [...***...], [...***...]) [...***...] for [...***...]
      and [...***...] ([...***...]).

-     [...***...] and [...***...] with [...***...] ([...***...] and [...***...])

-     [...***...] with [...***...] and [...***...]; [...***...], [...***...], etc.

-     [...***...] containing [...***...], with relevant [...***...].

-     [...***...] (i.e. [...***...], [...***...], etc.).

-     [...***...] with [...***...], [...***...], etc.

-     [...***...] performed on [...***...] ([...***...], [...***...], etc.).

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SERONO CO-CRYSTAL STRUCTURES

- Protocols for [...***...] and [...***...], these protocols should be clear enough to [...***...] of the [...***...] ([...***...]).

-     [...***...] (e.g., [...***...], [...***...]) [...***...] for [...***...]
      and [...***...] ([...***...]).

-     [...***...] and [...***...] with [...***...] ([...***...] and
      [...***...]).

-     [...***...] with [...***...] and [...***...]; [...***...], [...***...], etc).

-     [...***...] containing [...***...], with [...***...].

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